EXHIBIT 2.2

SECOND AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT
THIS SECOND AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Second Amendment”) is made and entered into as of March 4, 2017, by and between SM ENERGY COMPANY, a Delaware corporation (“SM Energy”) and VENADO EF L.P. (f/k/a Venado EF LLC), a Delaware limited partnership (“Buyer”). SM Energy and Buyer shall sometimes be referred to herein together as the “Parties”, and each individually as a “Party”. Unless otherwise specified herein and as amended by this Second Amendment, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the MIPA (as defined below).
RECITALS
A.SM Energy and Buyer entered into that certain Membership Interest Purchase Agreement, dated as of January 1, 2017 (as amended, the “MIPA”).
B.SM Energy and Buyer agreed to amend the MIPA as of February 28, 2017.
C.Section 14.9 of the MIPA provides that the MIPA may be amended by an instrument in writing executed by the Parties and expressly identified as an amendment or modification of the MIPA as contemplated herein.
D.SM Energy and Buyer wish to amend the MIPA in accordance with the provisions of this Second Amendment.
AGREEMENT
NOW THEREFORE, for and in consideration of the mutual agreements contained in the MIPA and this Second Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Section 11.1 of the MIPA is hereby amended and restated in its entirety as follows:
Date of Closing. Subject to the conditions stated in this Agreement, the transfer by SM Energy and the acceptance by Buyer of the Interests (the “Closing”) shall occur on March 15, 2017, or, if all conditions to Closing in ARTICLE IX (other than those conditions that are only capable of being satisfied at the Closing) have not yet been satisfied or waived by that date, five (5) Business Days after such conditions have been satisfied or waived, or such other date as Buyer and SM Energy may agree upon in writing. The date when Closing actually occurs shall be the “Closing Date.”

2.As amended by this Second Amendment, all terms and provisions of the MIPA shall remain unchanged and in full force and effect, and the MIPA, as amended by this Second Amendment, is hereby ratified, acknowledged and reaffirmed by SM Energy and Buyer.
3.This Second Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.
4.If any term or other provision of this Second Amendment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Second Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Second Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
5.The terms and provisions of Article XIV of the MIPA shall be deemed to apply hereto, mutatis mutandis.
6.This Second Amendment, together with the MIPA (as amended by this Second Amendment), constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment by their duly authorized representatives on and as of the date hereof.

SM ENERGY COMPANY

By:     /s/ DAVID W. COPELAND
Name:    David W. Copeland

Title:	Executive Vice President, General Counsel and Corporate Secretary

VENADO EF L.P.

By: Venado EF GP LLC, its general partner

By:     /s/ R. SCOTT GARRICK
Name:    R. Scott Garrick
Title:    Chief Executive Officer

[SECOND AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT]